As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 033-54997

Registration No. 033-61361

Registration No. 033-64567

Registration No. 033-64659

Registration No. 333-01961

Registration No. 333-04695

Registration No. 333-24289

Registration No. 333-26833

Registration No. 333-26845

Registration No. 333-49911

Registration No. 333-49911-01

Registration No. 333-50081

Registration No. 333-57755

Registration No. 333-62381

Registration No. 333-66919

Registration No. 333-82063

Registration No. 333-85009

Registration No. 333-90871

Registration No. 333-90871-01

Registration No. 333-35008

Registration No. 333-37920

Registration No. 333-37920-01

Registration No. 333-39498

Registration No. 333-44858

Registration No. 333-51344

Registration No. 333-59138

Registration No. 333-70678

Registration No. 333-100571

Registration No. 333-108556

Registration No. 333-108557

Registration No. 333-108557-01

Registration No. 333-120492

Registration No. 333-120492-01

Registration No. 333-128132

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 033-54997

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 033-61361

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 033-64567

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 033-64659

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-01961

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-04695

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-24289

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-26833

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-26845

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NOS. 333-49911 AND 333-49911-01

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-50081

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-57755

Post-Effective Amendment No. 2 to REGISTRATION STATEMENT NO. 333-62381

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-66919

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-82063

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-85009

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NOS. 333-90871 AND 333-90871-01

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-35008

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NOS. 333-37920 AND 333-37920-01

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-39498

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-44858

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-51344

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-59138

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-70678

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-100571

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-108556

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NOS. 333-108557 AND 333-108557-01

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NOS. 333-120492 AND 333-120492-01

Post-Effective Amendment No. 1 to REGISTRATION STATEMENT NO. 333-128132

UNDER

THE SECURITIES ACT OF 1933

DUKE REALTY CORPORATION

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Duke Realty Corporation:
Indiana (State or other jurisdiction of incorporation or organization)	35-1740409 (I.R.S. Employer Identification No.)

Duke Realty Limited Partnership:
Indiana (State or other jurisdiction of incorporation or organization)	35-1898425 (I.R.S. Employer Identification No.)

c/o Prologis, Inc. Pier 1, Bay 1, San Francisco, CA 94111 (415) 394-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward S. Nekritz, Secretary

Prologis, Inc.

1800 Wazee Street, Suite 500

Denver, Colorado 80202

(303) 567-5000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Adam O. Emmerich, Esq.
Viktor Sapezhnikov, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box. ☐

Duke Realty Corporation

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

Duke Realty Limited Partnership

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment filed by Duke Realty LLC, as successor by merger to Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Partnership”) deregisters all securities that remain unsold under the following registration statements on Form S-3 (the “Registration Statements”) filed by the Company and/or the Partnership with the U.S. Securities and Exchange Commission (the “SEC”):

•	File No. 033-54997, a registration statement filed by the Company with the SEC on August 10, 1994, and Amendment No. 1 thereto, which was filed with the SEC on August 26, 1994.

•	File No. 033-61361, a registration statement filed by the Company with the SEC on July 28, 1995, and Pre-Effective Amendment No. 1 thereto, which was filed with the SEC on September 6, 1995.

•	File No. 033-64567, a registration statement filed by the Company with the SEC on November 22, 1995, Pre-Effective Amendment No. 1 thereto, which was filed with the SEC on February 22, 1996, and Pre-Effective Amendment No. 2 thereto, which was filed with the SEC on March 28, 1996.

•	File No. 033-64659, a registration statement filed by the Company with the SEC on November 30, 1995, Pre-Effective Amendment No. 1 thereto, which was filed with the SEC on February 22, 1996, and Pre-Effective Amendment No. 2 thereto, which was filed with the SEC on April 5, 1996.

•	File No. 333-01961, a registration statement adding securities to prior registration statement File No. 033-54997, filed by the Company with the SEC on March 26, 1996.

•	File No. 333-04695, a registration statement filed by the Company with the SEC on May 29, 1996.

•	File No. 333-24289, a registration statement filed by the Company with the SEC on April 1, 1997.

•	File No. 333-26833, a registration statement filed by the Company with the SEC on May 9, 1997, Amendment No. 1 thereto, which was filed with the SEC on May 19, 1997, and Amendment No. 2 thereto, which was filed with the SEC on May 22, 1997.

•	File No. 333-26845, a registration statement filed by the Company with the SEC on May 9, 1997, and Amendment No. 1 thereto, which was filed with the SEC on May 22, 1997.

•	File Nos. 333-49911 and 333-49911-01, a registration statement filed by the Company and the Partnership with the SEC on April 10, 1998.

•	File No. 333-50081, a registration statement filed by the Company with the SEC on April 14, 1998.

•	File No. 333-57755, a registration statement filed by the Company with the SEC on June 25, 1998.

•	File No. 333-62381, a registration statement filed by the Company with the SEC on August 27, 1998, and Post-Effective Amendment No. 1 thereto, which was filed with the SEC on February 12, 2002.

•	File No. 333-66919, a registration statement filed by the Company with the SEC on November 6, 1998, and Amendment No. 1 thereto, which was filed with the SEC on December 3, 1998.

•	File No. 333-82063, a registration statement filed by the Company with the SEC on July 1, 1999.

•	File No. 333-85009, a registration statement filed by the Company with the SEC on August 12, 1999.

•	File Nos. 333-90871 and 333-90871-01, a registration statement adding securities to prior registration statement File No. 333-04695, filed by the Partnership and the Company with the SEC on November 12, 1999.

•	File No. 333-35008, a registration statement filed by the Company with the SEC on April 18, 2000.

•	File Nos. 333-37920 and 333-37920-01, a registration statement filed by the Company and the Partnership with the SEC on May 26, 2000.

•	File No. 333-39498, a registration statement filed by the Company with the SEC on June 16, 2000.

•	File No. 333-44858, a registration statement filed by the Company with the SEC on August 30, 2000.

•	File No. 333-51344, a registration statement filed by the Company with the SEC on December 6, 2000.

•	File No. 333-59138, a registration statement filed by the Company with the SEC on April 18, 2001.

•	File No. 333-70678, a registration statement filed by the Company with the SEC on September 28, 2001.

•	File No. 333-100571, a registration statement filed by the Partnership with the SEC on October 16, 2002, and Amendment No. 1 thereto, which was filed with the SEC on November 27, 2002.

•	File No. 333-108556, a registration statement filed by the Company with the SEC on September 5, 2003.

•	File Nos. 333-108557 and 333-108557-01, a registration statement filed by the Company and the Partnership with the SEC on September 5, 2003.

•	File Nos. 333-120492 and 333-120492-01, a registration statement filed by the Company and the Partnership with the SEC on November 15, 2004.

•	File No. 333-128132, a registration statement filed by the Company with the SEC on September 6, 2005.

Effective on October 3, 2022, pursuant to the Agreement and Plan of Merger, dated as of June 11, 2022 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, the Partnership, Compton Merger Sub LLC (“Prologis Merger Sub”), Compton Merger Sub OP LLC (“Prologis OP Merger Sub”), Prologis, Inc. (“Prologis”) and Prologis, L.P. (“Prologis OP”), the Company merged with and into Prologis Merger Sub, with Prologis Merger Sub surviving the merger and remaining a wholly owned subsidiary of Prologis (the “Company Merger”), and Prologis OP Merger Sub merged with and into the Partnership, with the Partnership surviving the merger and becoming a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). In connection with the completion of the Mergers and related transactions contemplated by the Merger Agreement, the offerings pursuant to the above-referenced Registration Statements have been terminated.

In accordance with undertakings made by the applicable registrants in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but that remain unsold at the termination of the offerings, this post-effective amendment removes from registration any and all securities that were registered under the Registration Statements and remain unsold at the termination of the offerings. Each of the Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, state of Colorado, on October 3, 2022.

DUKE REALTY LLC
(as successor by merger to Duke Realty Corporation)

By: Prologis, L.P., its sole member
By: Prologis, Inc., its general partner

By:	/s/ Michael T. Blair
Name:	Michael T. Blair
Title:	Managing Director, Deputy General Counsel

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty LLC, its general partner
By: Prologis, L.P., its sole member
By: Prologis, Inc., its general partner

By:	/s/ Michael T. Blair
Name:	Michael T. Blair
Title:	Managing Director, Deputy General Counsel

*            Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.